Exhibit 3.2

AMENDED AND RESTATED BYE-LAWS

OF

ROIVANT SCIENCES LTD.

Adopted on                  2021

26.	Notice of Nominations and Member Business	20
27.	Electronic Participation and Security at General Meetings	23
28.	Quorum at General Meetings	24
29.	Chairperson to Preside at General Meetings	24
30.	Voting on Resolutions	24
31.	Power to Demand a Vote on a Poll	25
32.	Voting by Joint Holders of Shares	26
33.	Instrument of Proxy	26
34.	Representation of Corporate Member	26
35.	Adjournment of General Meeting	26
36.	Written Resolutions	27
37.	Directors Attendance at General Meetings	28

DIRECTORS AND OFFICERS		28

38.	Election of Directors	28
39.	Number of Directors	28
40.	Classes of Directors	29
41.	Term of Office of Directors	29
42.	Alternate Directors	29
43.	Removal of Directors	29
44.	Vacancy in the Office of Director	29
45.	Remuneration of Directors	30
46.	Directors to Manage Business	30
47.	Powers of the Board of Directors	30
48.	Register of Directors and Officers	31
49.	Appointment of Officers	31
50.	Appointment of Secretary	32
51.	Duties of Officers	32
52.	Remuneration of Officers	32
53.	Conflicts of Interest	32
54.	Corporate Opportunities	33
55.	Indemnification and Exculpation of Directors and Officers	34

MEETINGS OF THE BOARD OF DIRECTORS		35

56.	Board Meetings	35
57.	Notice of Board Meetings	35
58.	Electronic Participation in Meetings	35
59.	Quorum at Board Meetings	35
60.	Chairperson to Preside	35
61.	Written Resolutions	35
62.	Validity of Prior Acts of the Board	36

CORPORATE RECORDS		36

63.	Minutes	36

64.	Corporate Records	36
65.	Form and Use of Seal	36

ACCOUNTS		37

66.	Records of Account	37
67.	Financial Year End	37

AUDITS		37

68.	Annual Audit	37
69.	Appointment of Auditor	37
70.	Remuneration of Auditor	37
71.	Duties of Auditor	37
72.	Access to Records	38
73.	Financial Statements and the Auditor’s Report	38
74.	Vacancy in the Office of Auditor	38

BUSINESS COMBINATIONS		38

75.	Business Combinations	38

VOLUNTARY WINDING-UP AND DISSOLUTION		43

76.	Winding-Up	43

CHANGES TO CONSTITUTION		43

77.	Changes to Bye-laws	43
78.	Changes to the Memorandum of Association	43
79.	Discontinuance	43
80.	Amalgamation or Merger	44

INTERPRETATION

1.	Definitions

(1)	In these Bye-laws (the “Bye-laws”), the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981 (as amended);

Affiliate	as applied to any Person, means any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital, private equity or other investment fund or account now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment advisor with, such Person, and the term “Affiliated” shall have the correlative meaning. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

Appointed Stock Exchange	means an appointed stock exchange as defined under the Act;

Auditor	any independent auditor that may be appointed pursuant to these Bye-laws and includes an individual, company or partnership;

Board	the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Business Day	any day other than a Saturday and Sunday on which banks are open for business in New York, New York, London, the United Kingdom and Bermuda;

Common Shares	has the meaning given to that term in Bye-law 4;

Company	Roivant Sciences Ltd., an exempted limited company, registered in Bermuda under number 48931, being the company for which these Bye-laws are approved and confirmed;

Director	a director of the Company;

Exchange Act	Securities Exchange Act of 1934, as amended

Members	Persons registered in the Register of Members as the holder of shares in the Company and, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons, as the context so requires;

Memorandum	the Memorandum of Association of the Company;

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Permitted Transferee	means: (A) the Member’s immediate family (which shall mean, with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (B) any entities controlled by, controlling or under common control with the Member, (C) any trust for the direct or indirect benefit of the Member or the immediate family of the Member, (D) if the Member is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, and (E) if the Member is an entity, any direct or indirect partners, members or equity holders of the Member, any affiliate (as defined in Rule 405 promulgated under the Securities Act) of the Member or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates.

Person	an individual, a partnership, a corporation, a company, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof;

Preference Shares	has the meaning given to that term in Bye-law 4;

Principal Executive Officer	the person appointed by the Board to serve as the Principal Executive Officer of the Company for the time being in accordance with Bye-law 46(c);

Register of Directors and Officers	the register of Directors and Officers referred to in these Bye-laws;

Register of Members	the register of Members referred to in these Bye-laws;

Resident Representative	any Person appointed to act as resident representative and includes any deputy or assistant resident representative;

Secretary	the Person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any Person appointed by the Board to perform any of the duties of the Secretary;

Shares	the Common Shares and the Preference Shares (if issued);

Subsidiary	in respect of any Person means another Person, of which a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is owned or controlled directly or indirectly by such first Person;

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled; and

Upstream Equity Holder	with respect to a Member, means its direct or indirect stockholders, partners, members or other equity holders.

(2)	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing Persons include companies, associations or bodies of Persons whether corporate or not;

(d)	the words:

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(f)	the word “corporation” means a corporation whether or not a company within the meaning of the Act; and

(g)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

(3)

In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

(4)	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

(1)

Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine.

(2)

Subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.	Power of the Company to Purchase its Shares

(1)	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

(2)	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

4.	Rights Attaching to Shares

(1)	At the date these Bye-Laws are adopted, the share capital of the Company comprises a single class of common shares, par value U.S.$0.0000001 (the “Common Shares”).

(2)	The holders of the Common Shares shall, subject to the provisions of these Bye-laws:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)

in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

(3)

The Board is authorised to provide for the creation and issuance of preference shares (the “Preference Shares”) in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares with prior ranking shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)	the number of shares constituting that series and the distinctive designation of that series;

(b)

the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(c)	whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d)

whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)

whether or not the shares of that series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)	whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)

the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any Subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any Subsidiary of any issued shares of the Company;

(h)

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that series;

(i)	the rights of holders of that series to elect or appoint directors; and

(j)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

(4)

Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

(5)

At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any Person or Persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the Person or Persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

(6)

All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.	Lock-Up

(1)

To the extent not prohibited by applicable law and except as set forth in Bye-laws 5(2) and 5(3), no Member shall (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, (a) any Common Shares that are outstanding immediately prior to the time at which the Company becomes subject to the reporting requirements of the Exchange Act (such time, the “Listing Time”), or (b) any securities that are outstanding immediately prior to the Listing Time that are convertible into or exercisable or exchangeable (directly or indirectly) for Common Shares (including without limitation, Common Shares or other securities that may be issued after the Listing Time upon exercise, vesting or settlement, as applicable, of any stock option, restricted stock unit, capped value appreciation right or other equity or equity-based award or interest (the securities described in this clause (b), the “Other Securities”)), or (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Shares or Other Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or Other Securities, in cash, or otherwise, and whether any such transaction is made or executed by or on behalf of someone other than the Member (each, a “Sale Transaction”), for a period of one-hundred eighty (180) days following the Listing Time (the “Lock-Up Period”), in each case, without the prior written consent from the Board. The Company may impose stop-transfer instructions with respect to the Common Shares and Other Securities subject to the restrictions set forth in this Bye-law 5(1).

(2)	The restrictions set forth in Bye-law 5(1) shall not apply to:

(a)

the sale of any Common Shares to an underwriter pursuant to an underwriting agreement to which the Company is a party in connection with a Member’s exercise of piggyback registration rights set forth in, and in accordance with the terms and conditions of, the Company’s Third Amended and Rested Registration Rights Agreement, dated on or about the date of these Bye-laws;

(b)

a transfer of any or all of Common Shares or Other Securities (I) by gift, will, intestate succession or charitable contribution, (II) to any Permitted Transferee, (III) by operation of law or pursuant to a court order or an order of a regulatory agency, such as a qualified domestic relations order, divorce decree or separation agreement, (IV) to the Company pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any Other Securities (provided that any Common Shares received by a Member upon any such exercise will be subject to the terms of Bye-law 5(1)), (V) for purposes of satisfying any withholding taxes and/or estimated taxes due as a result of the exercise, vesting or settlement, as applicable, of any Other Securities, (VI) in connection with the Company’s consummation of a liquidation, merger, amalgamation, share exchange, reorganization, tender offer or other similar transaction that results in all of the Company’s Members having the right to exchange their equity holdings in the Company for cash, securities or other property, or (VII) by pledging, hypothecating or otherwise granting a security interest in Common Shares or Other Securities in a bona fide transaction to one or more unaffiliated lending institutions as collateral or security for any margin loan and any transfer in the event of foreclosure upon such Common Shares or Other Securities as a result of a default on such margin loan (so long as any such pledge, hypothecation or grant of security interest shall be on terms consistent with customary margin loans, and the applicable Member shall provide the Company with written notice prior to entering into such margin loan); provided, however, that in the case of any of the foregoing clauses (I), (II) or (III), the transferee in such transfer shall agree in a writing delivered to the Company that the Common Shares or Other Securities so transferred will thereafter continue be subject to the terms of Bye-law 5(1);

(c)

the establishment or modification of a written plan meeting the requirements of Rule 10b5-1 of the Exchange Act that does not provide for the sale or transfer of Common Shares during the Lock-up Period (provided that, to the extent a public announcement or filing under the Exchange Act is required regarding the establishment or modification of such plan, such announcement or filing shall include a statement to the effect that no sales or transfers of Common Shares may be made under such plan during the Lock-up Period); or

(d)

a sale or other transfer by an Upstream Equity Holder of its direct or indirect common stock or membership, partnership or other equity ownership interest in a Member (whether or not for consideration).

Each Member agrees to execute and deliver such other customary agreements as may be reasonably requested by the Company or the managing underwriter in an underwritten transaction that are consistent with Bye-law 5(1) or that are necessary to give further effect thereto. If any Sale Transaction is made or attempted contrary to the provisions of Bye-Law 5(1) and Bye-law 5(2), such purported Sale Transaction shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the applicable Common Shares or Other Securities as one of its equity holders or Members for any purpose.

(3)

Notwithstanding anything to the contrary set forth herein, the provisions of Bye-law 5(1) and Bye-law 5(2) shall not apply to any Common Shares or Other Securities held by or on behalf of any shareholder of Montes Archimedes Acquisition Corp. (“MAAC”) (other than a shareholder of MAAC who is also a Member (or other holder of Common Shares or Other Securities of the Company) that did not purchase its shares of MAAC directly from MAAC) prior to, or received in connection with, the closing of the transactions contemplated by that certain Business Combination Agreement, dated [•], 2021, by and among the Company, MAAC and Rhine Merger Sub, Inc. (including, for the avoidance of doubt, any shares issued in the private placement contemplated thereby or any shares held by Patient Square Capital LLC, including, in each case, Common Shares or Other Securities received in exchange for, or converted for, securities received in such private placement or in connection with such Business Combination Agreement).

6.	Calls on Shares

(1)

The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

(2)

Any amount which, by the terms of issue of a share, becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

(3)	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

(4)	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up or become payable.

7.	Forfeiture of Shares

(1)

If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

Roivant Sciences Ltd. (the “Company”)

You have failed to pay the call of [amount of call] made on the [ ] day of [ ], 20[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [ ] day of [ ], 20[ ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [ ] day of [ ], 20[ ] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [ ] day of [], 20[ ]

[Signature of Secretary] By Order of the Board

(2)

If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Act.

(3)

A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

(4)

The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.	Share Certificates

(1)

Subject to the provisions of this Bye-law 8, every Member shall be entitled to a certificate under the common seal (or a facsimile thereof) of the Company or bearing the signature (or a facsimile thereof) of a Director or Secretary or a Person expressly authorized to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

(2)	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom the shares have been allotted.

(3)

If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

(4)	Notwithstanding any provisions of these Bye-laws:

(a)

the Board shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)

unless otherwise determined by the Board and as permitted by the Act and any other applicable laws and regulations, no Person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

(5)

For such time as any shares of the Company are traded on an Appointed Stock Exchange, nothing in these Bye-laws shall prevent title to any shares of the Company from being evidenced and/or transferred without a written instrument in accordance with the rules or regulations applicable to shares listed on any such Appointed Stock Exchange, and the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer.

9.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

10.	Register of Members

(1)	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

(2)

The Register of Members shall be open to inspection without charge at the registered office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognize any equitable claim or other claim to, or interest in, such share on the part of any other Person.

12.	Transfer of Registered Shares

(1)	Subject to the provisions of these Bye-laws and the Act, an instrument of transfer shall be in writing in such form as the Board may accept.

(2)

Such instrument of transfer shall be signed by (or in the case of a party that is a corporation, on behalf of) the transferor and transferee, provided that, in the case of a fully paid Share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

(3)

The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the Shares to which it relates, to the extent that any such certificate was issued, and by such other evidence as the Board may reasonably require showing the right of the transferor to make the transfer.

(4)

Subject to the restrictions set out in these Bye-laws, the joint holders of any Share may transfer such Share to one or more of such joint holders, and the surviving holder or holders of any Share previously held by them jointly with a deceased Member may transfer any such Share to the executors or administrators of such deceased Member.

(5)

The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid up. The Board shall refuse to register a transfer unless all applicable consents, authorizations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any Share the Secretary shall, within ten Business Days after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

(6)	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

(7)

Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an Appointed Stock Exchange may be transferred in accordance with the rules and regulations of such exchange.

13.	Transmission of Registered Shares

(1)

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only Persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other Persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other Person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

(2)

Any Person becoming entitled to a Share in consequence of the death, bankruptcy or liquidation of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some Person to be registered as a transferee of such Share, and in such case the Person becoming entitled shall execute in favor of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy/Liquidation

of a Member

Roivant Sciences Ltd. (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy/liquidation] of [name and address of deceased/bankrupt/liquidated Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt/liquidated Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [date]

Signed by:	In the presence of:

____________________	__________________
Transferor	Witness

Signed by:	In the presence of:

____________________	________________
Transferee	Witness

(3)

On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the Share by that Member before such Member’s death, bankruptcy, or liquidation, as the case may be.

(4)

Where two or more Persons are registered as joint holders of a Share or Shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such Share or Shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

14.	Power to Alter Capital

(1)

The Company may if authorized by a resolution of the Members entitled to vote thereon increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

(2)	Where, on any alteration or reduction of share capital, fractions of Shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

15.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of a resolution passed by the affirmative votes of a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be one or more Persons holding or representing by proxy at least a majority of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALIZATION

16.	Dividends

(1)

Subject to these Bye-laws and in accordance with the Act, the Board may declare a dividend to be paid to the Members, and any such dividend shall be paid in accordance with Bye-law 18. Subject to these Bye-laws and in accordance with the Act, such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

(2)	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

(3)	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

(4)

Subject to these Bye-laws and in accordance with the Act, the Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company, and any such distribution shall be paid in accordance with Bye-law 18. No unpaid distribution shall bear interest as against the Company.

17.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalizing dividends or for any other purpose.

18.	Method of Payment

(1)

Any dividend, interest, or other monies payable in cash in respect of the Shares may be paid by check, wire transfer or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such Person and to such address as the Member may in writing direct. Every such check, wire or draft shall be made payable to the order of the Person to whom it is sent or to such Persons as the Member may direct in writing, and payment of the check, wire or draft shall be a good discharge to the Company. Every such check, wire or draft shall be sent at the risk of the Person entitled to the money represented thereby.

(2)

In the case of joint holders of Shares, any dividend, interest or other monies payable in cash in respect of Shares may be paid by check, wire transfer or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such Person and to such address as the joint holders may in writing direct. If two or more Persons are registered as joint holders of any Shares any one can give an effectual receipt for any dividend paid in respect of such Shares.

(3)	The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise

(4)

Any dividend and/or other monies payable in respect of a Share that has remained unclaimed for six years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other monies payable in respect of a Share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.

(5)

The Company shall be entitled to cease sending dividend checks and warrants by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions or, following one such occasion, reasonable inquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law 18 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend check or warrant.

19.	Capitalization

(1)

The Board may capitalize any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued Shares to be allotted as fully paid bonus shares pro rata to the Members.

(2)

The Board may capitalize any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid Shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

20.	Annual General Meetings

An annual general meeting shall be held in each year at such time and place as the Principal Executive Officer of the Company or chairperson of the Board or any two Directors or any Director and the Secretary or the Board shall appoint.

21.	Special General Meetings

The Principal Executive Officer of the Company, the chairperson of the Board, or the Board by the affirmative vote of the majority of the Board may convene a special general meeting whenever in their judgment such a meeting is necessary.

22.	Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than 10% of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

23.	Notice

(1)

At least fourteen days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, whether any election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

(2)

At least ten days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

(3)	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.

(4)

A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

(5)

The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.	Giving Notice and Access

(1)	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)

by sending it by post to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail; or

(c)

by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)

by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)

by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met.

(2)

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more Persons, be given to whichever of such Persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

(3)

In proving service under paragraphs 24(1)(b), (1)(c) and (1)(d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

25.	Postponement or Cancellation of General Meeting

The Principal Executive Officer of the Company, the chairperson of the Board or the Secretary may postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to the Members before the time for such meeting. Fresh notice of the date, time and place for any postponed meeting shall be given to each Member in accordance with these Bye-laws.

26.	Notice of Nominations and Member Business

(1)	Annual General Meetings

(a)

Nominations of Persons for election to the Board or the proposal of other business to be transacted by the Members may be made at an annual general meeting only (A) pursuant to the Company’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) subject to any applicable law (including as provided for in Bye-law 26(1)(e), in the case of proposals of any business other than in respect of Director nominations), by Members of record at the time of giving of notice as provided for in this Bye-law 26(1) and who comply with the notice procedures set forth in this Bye-law 26(1);

(b)

For nominations or other business to be properly brought before an annual general meeting by a Member pursuant to clause (C) of Bye-law 26(1)(a), the Member must have given timely notice thereof in writing to the Secretary and any such proposed business must constitute a proper matter for Member action. To be timely, a Member’s notice shall be delivered to or mailed and received by the Secretary at the registered office of the Company not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the first anniversary of the preceding year’s annual general meeting; provided, that in the event that the date of the annual general meeting is called for a date that is not less than thirty (30) days before or after such anniversary then to be timely such notice must be received at the registered office of the Company not later than ten (10) days following the earlier of the date on which notice of the annual general meeting was posted to Members or the date on which public disclosure of the date of the annual general meeting was made. In no event shall the public announcement of an adjournment or postponement of an annual general meeting commence a new time period (or extend any time period) for the giving of a Member’s notice as described above. For purposes of Bye-laws 26(1)(b) and 26(2), “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press, PR Newswire, Businesswire, Bloomberg or any comparable news service in the United States or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(c)

A Member’s notice to the Secretary shall set forth (A) as to each Person whom the Member proposes to nominate for election or reelection as a director all information relating to such Person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act (including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) as to any other business that the Member proposes to bring before the general meeting, a brief description of the business desired to be brought before the general meeting, the text of the proposal or business, the reasons for conducting such business at the general meeting and any material interest in such business of such Member and the beneficial owner, if any, on whose behalf the proposal is made, and (C) as to the Member giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(i)	the name and address of such Member (as they appear in the Register of Members) and any such beneficial owner;

(ii)	the class or series and number of shares of the Company which are held of record or are beneficially owned by such Member and by any such beneficial owner;

(iii)

a description of any agreement, arrangement or understanding between or among such Member and any such beneficial owner, any of their respective affiliates or associates, and any other Person or Persons (including their names) in connection with the proposal of such nomination or other business;

(iv)

a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, share appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Member or any such beneficial owner or any such nominee with respect to the Company’s securities (a “Derivative Instrument”);

(v)

to the extent not disclosed pursuant to clause (iv) above, the principal amount of any indebtedness of the Company or any of its Subsidiaries beneficially owned by such Member or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such Member or such beneficial owner relating to the value or payment of any indebtedness of the Company or any such Subsidiary;

(vi)

a representation that the Member is a holder of record of shares of the Company entitled to vote at such general meeting and intends to appear in person or by proxy at the general meeting to bring such nomination or other business before the general meeting; and

(vii)

a representation as to whether such Member or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding shares required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from Members in support of such proposal or nomination.

(d)

If requested by the Company, the information required under clauses (ii), (iii), (iv) and (v) of Bye-law 26(1)(c) shall be supplemented by such Member and any such beneficial owner not later than ten (10) days after the record date for notice of the general meeting to disclose such information as of such record date;

(e)	Nothing in this Bye-law (or the foregoing provisions) shall apply to any proposal made pursuant to Rule 14a-8 promulgated under the Exchange Act, as amended.

(2)	Special General Meetings

(a)

Only such business shall be conducted at a special general meeting as shall have been brought before the general meeting in accordance with the Company’s notice of meeting pursuant to Bye-laws 23 or 24;

(b)

Nominations of Persons for election to the Board at a special general meeting may be made (i) by or at the direction of the Board or (ii) provided that the Board has determined that Members may nominate Persons for election to the Board at such general meeting, by any Member of the Company who is a Member of record at the time of giving of notice provided for in this Bye-law 26(2)(b), who shall be entitled to vote at the general meeting and who complies with the notice procedures set forth in this Bye-law 26;

(c)

For nominations to be properly brought before a special general meeting by a Member pursuant to Bye-law 26(2)(b)(ii), the Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice and nominations of persons for election as Directors shall specify whether those persons nominated are nominated as replacements of existing Directors and, if so, which Directors they are proposed to replace and shall be delivered to or mailed and received at the registered office of the Company not later than seven (7) days following the earlier of the date on which notice of the special general meeting was posted to Members or the date on which public disclosure of the date of the special general meeting was made;

(d)	A Member’s notice to the Secretary, including any notice of requisition pursuant to Bye-law 21, shall comply with the notice requirements of Bye-law 26(1)(c) and (d).

(3)	General

(a)

At the request of the Board, any Person nominated by the Board for election as a director shall furnish to the Secretary the information that is required to be set forth in a Member’s notice of nomination pursuant to Bye-law 26(1)(c).

(b)	No Person shall be eligible to be nominated by a Member to serve as a director of the Company unless nominated in accordance with the procedures set forth in this Bye-law 26.

(c)

The chairperson of the general meeting shall, if the facts warrant, determine and declare to the general meeting that a nomination was not made in accordance with the procedures prescribed by these Bye-laws or that business was not properly brought before the general meeting, and if he or she should so determine and declare, the defective nomination shall be disregarded or such business shall not be transacted, as the case may be.

(d)

Notwithstanding the foregoing provisions of this Bye-law 26, unless otherwise required by the Act, if the Member (or a qualified representative of the Member) does not appear at the annual or special general meeting to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Bye-law 26(3), to be considered a qualified representative of the Member, a Person must be a duly authorized officer, manager or partner of such Member or must be authorized by a writing executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the general meeting and such Person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the general meeting.

(4)

Without limiting the foregoing provisions of this Bye-law 26, a Member shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Bye-law 26; provided, that any references in these Bye-laws to the Exchange Act, or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Bye-law, and compliance with Bye-law 26(1) or 26(2) shall be the exclusive means for a Member to make nominations or submit other business (other than as provided in Bye-law 26(1)(e)).

27.	Electronic Participation and Security at General Meetings

(1)

Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all Persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting

(2)

The Board may, and at any general meeting, the chairperson of such meeting may make any arrangement and impose any requirement or restriction it or he or she considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairperson of such meeting are entitled to refuse entry to a Person who refuses to comply with any such arrangements, requirements or restrictions.

28.	Quorum at General Meetings

(1)

At any general meeting two or more Persons present in person and representing in person or by proxy in excess of 50% of the total voting rights of all issued and outstanding shares of the Company shall form a quorum for the transaction of business.

(2)

If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

29.	Chairperson to Preside at General Meetings

The chairperson of the Board, or any other director designated by the chairperson or by the Board in his or her absence, shall act as chairperson of the meeting at all general meetings.

30.	Voting on Resolutions

(1)

Subject to any rights and restrictions for the time being attached to any class or classes or series of shares, every Member shall have one vote for each share carrying the right to vote on the matter in question of which he or she is the holder.

(2)

Subject to the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast by the Members in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.

(3)	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

(4)

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands or by a count of votes received in the form of electronic records and, subject to these Bye-laws and any rights or restrictions for the time being lawfully attached to any class of shares, every Member present in person and every Person holding a valid proxy at such meeting shall be entitled to one vote for each share of which such Person is the holder or for which such Person holds a proxy and shall cast such votes by raising his or her hand or by communicating his or her vote in the form of an electronic record.

(5)

In the event that a Member participates in a general meeting by telephone, electronic or other communications facilities or means, the chairperson of the meeting shall direct the manner in which such Member may cast his or her vote on a show of hands or by communicating his or her vote in the form of an electronic record.

(6)

At any general meeting if an amendment is proposed to any resolution under consideration and the chairperson of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling

(7)

At any general meeting a declaration by the chairperson of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

31.	Power to Demand a Vote on a Poll

(1)	Notwithstanding anything in these Bye-laws to the contrary, a poll may be demanded by any of the following persons:

(a)	The chairperson of such meeting; or

(b)	At least three Members present in person or represented by proxy; or

(c)

Any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)

Any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

(2)

Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every Person present at a meeting of the Members shall have one vote for each Share of which such Person is the holder or for which such Person holds a proxy and such votes shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairperson of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands or in the form of an electronic record. A Person entitled to more than one vote need not use all his votes or cast all the votes he or she uses in the same way.

(3)

A poll demanded for the purpose of electing a chairperson of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairperson (or acting chairperson) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

(4)

Where a vote is taken by poll, each Person physically present and entitled to vote shall be furnished with a ballot paper on which such Person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each Person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairperson of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by one or more inspectors of votes or a committee appointed by the chairperson of the meeting for the purpose and the result of the poll shall be declared by the chairperson of the meeting.

32.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

33.	Instrument of Proxy

(2)

A member may appoint a proxy by (a) an instrument appointing the proxy which shall be such form as the Board or the chairperson of the meeting shall accept or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

(3)

The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of a proxy sent out by the Company in relation to the meeting at which the Person named in the appointment proposes to vote, and an appointment of a proxy which is not received in the manner so prescribed shall be invalid.

(4)	A Member who is the holder of two or more Shares may appoint more than one proxy to represent him or her and vote on his or her behalf in respect of different shares.

(5)	The decision of the chairperson of any general meeting as to the validity of any appointment of a proxy shall be final.

34.	Representation of Corporate Member

(1)

A corporation which is a Member may, by written instrument, authorize such natural Person or Persons as it thinks fit to act as its representative at any meeting and any Person so authorized shall be entitled to exercise the same powers on behalf of the corporation which such Person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in Person at any such meeting attended by its authorized representative or representatives.

(2)

Notwithstanding the foregoing, the chairperson of the meeting may accept such assurances as he or she thinks fit as to the right of any Person to attend and vote at general meetings on behalf of a corporation which is a Member.

35.	Adjournment of General Meeting

(1)

The chairperson of a general meeting may adjourn the meeting, (a) with the affirmative vote of a majority of votes cast by the Members present at any general meeting at which a quorum is present or at his initiative, and (c) shall adjourn the meeting, if so directed by the meeting.

(2)	In addition, the chairperson of a general meeting may adjourn the meeting to another time and place without such consent or direction if it appears to him or her that:

(a)	it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

(b)	the unruly conduct of Persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

(3)

Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

36.	Written Resolutions

(1)

Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may be done without a meeting by written resolution in accordance with this Bye-law 36.

(2)

Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

(3)

A written resolution is passed when it is signed by (or in the case of a Member that is a corporation, on behalf of) the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

(4)

Prompt notice of the taking of a corporate action by less than unanimous written resolution shall be delivered to all Members who, if the action had been taken at a meeting, would have been entitled to notice of such meeting if the record date for notice of such meeting had been the date that written resolutions signed by a sufficient number of Members to take the action were delivered to the Company.

(5)	A resolution in writing may be signed in any number of counterparts.

(6)

A resolution in writing made in accordance with this Bye-law 36 is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be (provided that (i) any such resolution shall be valid only if the signature of the last Member to sign is affixed outside the United States (unless the Board dispenses with this requirement), and (ii) the Board may declare such resolution to be invalid if the Board determines that the use of a resolution in writing would result in a non-de minimis adverse tax, regulatory or legal consequence to the Company, any Subsidiary of the Company, or any direct or indirect holder of shares or its Affiliates), and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favor of a resolution shall be construed accordingly.

(7)	A resolution in writing made in accordance with this Bye-law 36 shall constitute minutes for the purposes of the Act.

(8)	This Bye-law 36 shall not apply to a resolution passed to remove a Director or an Auditor from office before the expiration of his term of office; or

(9)

For the purposes of this Bye-law 36, the effective date of the resolution is the date when the resolution is signed by (or in the case of a Member that is a corporation, on behalf of) the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law 36, a reference to such date.

37.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

38.	Election of Directors

(1)	Only Persons who are proposed or nominated in accordance with Bye-law 26 shall be eligible for election as Directors.

(2)

Where Persons are validly proposed for re-election or election as a Director, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors. Cumulative voting shall not be permitted. It shall also not be a prerequisite to the election of directors to receive either an absolute majority of the issued and outstanding voting shares or a majority of votes cast.

(3)	At any general meeting the Members may authorise the Board to fill any vacancy in his or her number left unfilled at a general meeting.

(4)

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers shall, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he or she was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

39.	Number of Directors

The Board shall consist of such number of Directors being not less than five (5) Directors and not more than such maximum number of Directors as the Board may from time to time determine, being initially fifteen (15) Directors.

40.	Classes of Directors

The Directors shall be divided into three classes designated Class I, Class II and Class III. Each class of Directors shall consist, as nearly as possible, of one third of the total number of Directors constituting the entire Board.

41.	Term of Office of Directors

The Class I Directors shall initially hold office for a one year term, the Class II Directors shall initially hold office for a two year term and the Class III Directors shall initially hold office for a three year term. At each succeeding annual general meeting, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office. A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Bye-law 44.

42.	Alternate Directors

The election or appointment of a person or persons to act as a Director in the alternative to any one or more Directors shall not be permitted.

43.	Removal of Directors

(1)

Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, by the affirmative vote of at least 66 and 2/3% of the issued and outstanding voting shares entitled to vote for the election of directors to remove a Director, only with cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than fourteen (14) days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

(2)

If a Director is removed from the Board under this Bye-law, then the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

(3)

For the purposes of this Bye-law, “cause” shall mean (i) a conviction for a criminal offence involving dishonesty or (ii) engaging in conduct which brings the Director or the Company into disrepute and which results in material financial detriment to the Company.

44.	Vacancy in the Office of Director

(1)	The office of Director shall be vacated immediately if the Director:

(a)	is removed from office pursuant to Bye-law 43;

(b)	is prohibited from being a Director by law;

(c)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(d)	is or becomes of unsound mind or dies;

(e)	resigns his or her office by notice to the Company (unless such other later date is agreed by the Board); or

(f)	is not reelected to office under Bye-law 41 past the expiry of his or her term.

(2)

The Members in general meeting or the Board shall have the power to appoint any Person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board.

45.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Board or a committee thereof and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the Board meetings, meetings of any committee appointed by the Board, general meetings, or in connection with the business of the Company or their duties as Directors generally.

46.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

47.	Powers of the Board of Directors

The Board may, among other things, and without limiting general authority provided in Bye-law 46, or otherwise hereunder:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)

exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)

appoint one or more Persons to the office of managing director or Principal Executive Officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)

appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)

by power of attorney, appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company and listing the shares of the Company on any exchange in the United States or any other jurisdiction;

(g)

delegate any of its powers (including the power to sub-delegate) to a committee of one or more Persons appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(h)	delegate any of its powers (including the power to sub-delegate) to any Person on such terms and in such manner as the Board may see fit;

(i)	present any petition and make any application in connection with the liquidation or reorganization of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)

authorize any company, firm, Person or body of Persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

48.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

49.	Appointment of Officers

The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.

50.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit.

51.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

52.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

53.	Conflicts of Interest

(1)

Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorize a Director or a Director’s firm, partner or company to act as Auditor to the Company.

(2)	A Director who is directly or indirectly interested in a contract or proposed contract with the Company (an “Interested Director”) shall declare the nature of such interest as required by the Act.

(3)	Subject to Bye-law 53(4), an Interested Director who has complied with the requirements of the foregoing Bye-law may:

(a)	vote in respect of such contract or proposed contract; and/or

(b)

be counted in the quorum for the meeting at which the contract or proposed contract is to be voted on, and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the Interested Director shall not be liable to account to the Company for any profit realized thereby.

(4)

The chairperson of the relevant Board meeting may determine in his or her sole discretion that any Director who has made a declaration under Bye-law 53(2) is disqualified from voting. The chairperson of a Board meeting may require a Director to leave the meeting to enable the Board to discuss and/or vote on a matter in which the chairperson considers the Director to be interested. If a majority in number of the Directors in attendance at a Board meeting considers the chairperson of the meeting to be interested in a particular matter, they may require the chairperson to leave the meeting to enable the Board to discuss and/or vote on such matter.

54.	Corporate Opportunities

(1)

To the fullest extent permitted by applicable law,(x) any Director who is not an officer or employee of the Company or any subsidiary thereof and (y) his or her respective Affiliates of each person in clause (x) (the persons and entities in clauses (x) and (y) as aforesaid, each a “Covered Manager Person”), may, and shall have no duty not to, (i) carry on and conduct, whether directly or indirectly, including (without limitation) as a partner in any partnership, as a joint venturer in any joint venture, or a director, officer, employee or shareholder of any company, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company, (ii) do business with any client, customer, vendor or other person that has a commercial relationship with the Company or any of its Affiliates, and (iii) have an interest, acquire or make, direct or advise on any investments in any kind of property in which the Company may make investments, in each case of clauses (i), (ii) and (iii), whether existing as of the date of these Bye-laws are adopted or thereafter coming into existence. To the fullest extent permitted by law, the Company hereby renounces any interest or expectancy of the Company to participate in any business of the Covered Manager Persons, and waives any claim against a Covered Manager Person and shall indemnify a Covered Manager Person against any claim that such Covered Manager Person is liable to the Company or its Members for breach of any fiduciary duty solely by reason of such person’s or entity’s participation in any such business. No Covered Manager Person nor any of their Affiliates shall be obligated to account to the Company or to the Members for any profits or income earned or derived from such other activities, businesses, or ventures.

(2)

If a Covered Manager Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Manager Person (other than with respect to the Company) and (y) the Company, the Covered Manager Person shall not, to the fullest extent permitted by applicable law, have any duty to inform or offer or communicate information regarding such corporate opportunity to the Company. To the fullest extent permitted by law, the Company hereby renounces any interest or expectancy of the Company in such corporate opportunity and waives any claim against each Covered Manager Person and shall indemnify a Covered Manager Person against any claim that such Covered Manager Person is liable to the Company or its Members for breach of any fiduciary duty solely by reason of the fact that such Covered Manager Person (i) pursues or acquires any corporate opportunity for the account of a corporation other than the Company, (ii) directs, recommends, sells, assigns, or otherwise transfers such corporate opportunity to another person or (iii) does not communicate information regarding such corporate opportunity to the Company, provided, however, in each case, that any corporate opportunity which becomes known to a Covered Manager Person in his or her capacity as a Director or Officer of the Company shall belong to the Company.

(3)	Any person or entity purchasing or otherwise acquiring any interest in any Common Shares of the Company shall be deemed to have notice of and to have consented to the provisions of this Bye-Law 54.

55.	Indemnification and Exculpation of Directors and Officers

(1)

The Directors, Resident Representative, Secretary and other Officers (such term to include any Person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any Subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any Subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an “indemnified party”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other Persons with whom any monies or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties or to any matter in respect of which such indemnified party did not act in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal matter, had reasonable cause to believe such Person’s conduct was unlawful. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his or her duties with or for the Company or any Subsidiary thereof, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer or to any matter in respect of which such indemnified party did not act in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal matter, had reasonable cause to believe such Person’s conduct was unlawful.

(2)

The Company shall purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his or her capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any Subsidiary thereof.

(3)

The Company may advance monies to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him or her, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against him or her.

(4)

No amendment or repeal of any provision of this Bye-law 55 shall alter, to the detriment of any Person, the right of such Person to the indemnification or advancement of expenses related to a claim based on an act or failure to act which took place prior to such amendments.

MEETINGS OF THE BOARD OF DIRECTORS

56.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast by the Directors, and in the case of an equality of votes the resolution shall fail. The chairperson of the Board (if any) does not have a casting vote.

57.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

58.	Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all Persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

59.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a Board meeting shall be a majority of the members of the Board in office at the relevant time.

60.	Chairperson to Preside

Unless otherwise agreed by a majority of the Directors attending a Board meeting, the chairperson of the Board shall act as chairperson of the meeting at all Board meetings at which such Person is present. In his or her absence a chairperson shall be appointed or elected by the Directors present at the meeting.

61.	Written Resolutions

(1)

Subject to these Bye-laws, anything which may be done by resolution of the Board at a meeting duly called and constituted may be done without a meeting by unanimous written resolution in accordance with this Bye-law 61.

(2)

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting duly called and constituted, such resolution to be effective on the date on which the resolution is signed by the last Director, provided, that (i) any such resolution shall be valid only if the signature of the last Director to sign is affixed outside the United States (unless the Board dispenses with this requirement), and (ii) the Board may declare such resolution to be invalid if the Board determines that the use of a resolution in writing would result in a non-de minimis adverse tax, regulatory or legal consequence to the Company, any Subsidiary of the Company, or any direct or indirect holder of shares or its Affiliates.

(3)	A resolution in writing made in accordance with this Bye-law 61 shall constitute minutes for the purposes of the Act.

62.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

63.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, Board meetings, meetings of managers and meetings of committees appointed by the Board.

64.	Corporate Records

(1)	Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

(2)	The Company shall maintain all books and records in accordance with Bermuda law.

65.	Form and Use of Seal

(1)	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

(2)

A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any Person authorized by the Board for that purpose.

(3)	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

66.	Records of Account

(1)	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

(2)

Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

(3)	Such records of account shall be retained for a minimum period of seven years from the date on which they are prepared.

67.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st March in each year.

AUDITS

68.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act and pursuant to this Bye-law 68, the accounts of the Company shall be audited at least once in every year.

69.	Appointment of Auditor

(1)

Subject to the Act, the Board shall appoint an auditor to the Company to hold office for each fiscal year. Such appointment shall be submitted to the Members for their ratification and approval at the annual general meeting or at a subsequent special general meeting.

(2)	The Auditor may not be a Member and no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

70.	Remuneration of Auditor

The remuneration of an Auditor shall be fixed by the Board.

71.	Duties of Auditor

(1)

The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

(2)

The generally accepted auditing standards referred to in this Bye-law 71 may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

72.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

73.	Financial Statements and the Auditor’s Report

The financial statements and/or the Auditor’s report as required by the Act shall:

(a)	be laid before the Members at the annual general meeting; or

(b)	be received, accepted, adopted, approved or otherwise acknowledged by the Members by written resolution passed in accordance with these Bye-laws.

74.	Vacancy in the Office of Auditor

The Board may fill any casual vacancy in the office of the Auditor.

BUSINESS COMBINATIONS

75.	Business Combinations

(1)

(i) Any Business Combination with any Interested Member (as defined below) within a period of three (3) years following the time of the transaction in which the Person becomes an Interested Member must be approved by the Board and authorised at an annual or special general meeting, by the affirmative vote of at least 66 and 2/3% of the issued and outstanding voting shares of the Company that are not owned by the Interested Member unless:

(1)	prior to the time that the Person became an Interested Member, the Board approved either the Business Combination or the transaction which resulted in the Person becoming an Interested Member; or

(2)

upon consummation of the transaction which resulted in the Person becoming an Interested Member, the Interested Member owned at least 85% of the number of issued and outstanding voting shares of the Company at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding those shares owned (i) by Persons who are Directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer.

(ii)	The restrictions contained in this Bye-law 75(1) shall not apply if:

(1)

a Member becomes an Interested Member inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the Member ceases to be an Interested Member; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Member but for the inadvertent acquisition of ownership; or

(2)

the Business Combination is proposed prior to the consummation or abandonment of, and subsequent to the earlier of the public announcement or the notice required hereunder of, a proposed transaction which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a Person who either was not an Interested Member during the previous three years or who became an Interested Member with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of the Board then in office who were Directors prior to any Person becoming an Interested Member during the previous three years or were recommended for election or elected to succeed such Directors by resolution of the Board approved by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to:

a.	a merger, amalgamation or consolidation of the Company (except an amalgamation or merger in respect of which, pursuant to the Act, no vote of the Members of the Company is required);

b.

a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company (other than to the Company or any entity directly or indirectly wholly-owned by the Company) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company; or

c.	a proposed tender or exchange offer for 50% or more of the issued and outstanding voting shares of the Company.

The Company shall give not less than twenty (20) days notice to all Interested Members prior to the consummation of any of the transactions described in subparagraphs (a) or (b) of the second sentence of this paragraph (ii).

(iii)	For the purpose of this Bye-law 75 only, the term:

(1)

“associate,” when used to indicate a relationship with any Person, means: (i) any company, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person;

(2)	“Business Combination,” when used in reference to the Company and any Interested Member of the Company, means:

a.

any merger, amalgamation or consolidation of the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company, wherever incorporated, with (A) the Interested Member or any of its Affiliates, or (B) with any other company, partnership, unincorporated association or other entity if the merger, amalgamation or consolidation is caused by the Interested Member;

b.

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Member of the Company, to or with the Interested Member, whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company;

c.

any transaction which results in the issuance or transfer by the Company or by any entity directly or indirectly wholly-owned or majority-owned by the Company of any shares of the Company, or any share of such entity, to the Interested Member, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which securities were issued and outstanding prior to the time that the Interested Member became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which security is distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Member became such; (C) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of such shares; or (D) any issuance or transfer of shares by the Company; provided however, that in no case under items (B)-(D) of this subparagraph shall there be an increase in the Interested Member’s proportionate share of any class or series of shares;

d.

any transaction involving the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares of the Company, or shares of any such entity, or securities convertible into such shares, which is owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any repurchase or redemption of any shares not caused, directly or indirectly, by the Interested Member; or

e.

any receipt by the Interested Member of the benefit, directly or indirectly (except proportionately as a Member of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a)-(d) of this paragraph) provided by or through the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company;

(3)

“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract or otherwise. A Person who is the owner of 20% or more of the issued and outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; provided that notwithstanding the foregoing, such presumption of control shall not apply where such Person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

(4)

“Interested Member” means any Person (other than the Company and any entity directly or indirectly wholly-owned or majority-owned by the Company) that (i) is the owner of 15% or more of the issued and outstanding voting shares of the Company, (ii) is an Affiliate or associate of the Company and was the owner of 15% or more of the issued and outstanding voting shares of the Company at any time within the three year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Member or (iii) is an Affiliate or associate of any Person listed in (i) or (ii) above; provided, however, that the term “Interested Member” shall not include any Person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company unless such Person referred to in this proviso acquires additional voting shares of the Company otherwise than as a result of further corporate action not caused, directly or indirectly, by such Person. For the purpose of determining whether a Person is an Interested Member, the voting shares of the Company deemed to be issued and outstanding shall include voting shares deemed to be owned by the Person through application of paragraph (viii) below, but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

(5)	“Person” means any individual, company, partnership, unincorporated association or other entity;

(6)

“voting shares” means, with respect to any company, shares of any class or series entitled to vote generally in the election of Directors, provided that, when used in reference to a vote to approve a merger or amalgamation of the Company which the Act requires to be approved by the Members, such term includes any shares entitled to vote on such matter pursuant to the Act, whether or not they are otherwise entitled to vote and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity;

(7)	“owner,” including the terms “own” and “owned,” when used with respect to any shares, means a Person that individually or with or through any of its Affiliates or associates:

a.	beneficially owns such shares, directly or indirectly; or

b.

has (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or associates until such tendered shares are accepted for purchase or exchange; or (B) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the owner of any shares because of such Person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or

c.

has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (b) of this paragraph), or disposing of such shares with any other Person that Beneficially Owns, or whose Affiliates or associates Beneficially Own, directly or indirectly, such shares.

(2)

In respect of any Business Combination to which the restrictions contained in Bye-law 74(1) do not apply but which the Act requires to be approved by the Members, the necessary general meeting quorum and Members’ approval shall be as set out in Bye-laws 28 and 30 respectively.

(3)

The Board shall ensure that the bye-laws or other constitutional documents of each entity wholly-owned or majority-owned by the Company shall contain any provisions necessary to ensure that the intent of Bye-law 74(1), as it relates to the actions of such entities, is achieved.

VOLUNTARY WINDING-UP AND DISSOLUTION

76.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and shall, in accordance with the terms of these Bye-laws determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

77.	Changes to Bye-laws

No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members holding at least 66 and 2/3% of the votes cast by the Members in accordance with these Bye-laws.

78.	Changes to the Memorandum of Association

No alteration or amendment to the Memorandum may be made save in accordance with the Act and until same has been approved by a resolution of the Board and by a resolution of the Members holding at least 66 and 2/3% of the votes cast by the Members in accordance with these Bye-laws.

79.	Discontinuance

Subject to these Bye-laws, the Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

80.	Amalgamation or Merger

Any resolution proposed for consideration at any general meeting to approve the amalgamation or merger of the Company with any other company, wherever incorporated, shall (other than in respect of any amalgamation or merger constituting a Business Combination to which the restrictions in Bye-law 74 shall apply) require the approval of the affirmative votes of at least 66 and 2/3% of the votes cast by the Members at such meeting and the quorum for such meeting shall be that required in Bye-law 28 and a poll may be demanded in respect of such resolution in accordance with the provisions of Bye-law 31.